EXHIBIT 11

                      CALIFORNIA MICRO DEVICES CORPORATION
                        Computation of Per Share Earnings
                  (Amounts in Thousands, Except per Share Data)

                                                          Twelve Months             Twelve Months             Nine Months
                                                              Ended                     Ended                    Ended
                                                         March 31, 1997            March 31, 1996            March 31, 1995
                                                       --------------------      --------------------      -------------------
Net income (loss)                                            $    704                $  5,119                  $(23,502)
                                                             ========                ========                  ========

PRIMARY:
Weighted average common shares outstanding                     10,234                  10,035                     8,554

Common equivalents attributable to:
   Options                                                        315                     610                      --
                                                             --------                --------                  --------

Total weighted average common and
   common equivalent shares outstanding                        10,549                  10,645                     8,554
                                                             ========                ========                  ========

Net income (loss) per share                                  $   0.07                $   0.48                  $  (2.75)
                                                             ========                ========                  ========

FULLY DILUTED:
Weighted average common shares outstanding                     10,234                  10,035                     8,554

Common equivalents attributable to:
   Options                                                        392                     658                      --
                                                             --------                --------                  --------

Total weighted average common and
   common equivalent shares outstanding                        10,626                  10,693                     8,554
                                                             ========                ========                  ========

Net income (loss) per share                                  $   0.07                $   0.48                  $  (2.75)
                                                             ========                ========                  ========



                                       42